Exhibit 99.1

WASTE CONNECTIONS ANNOUNCES AGREEMENT
TO ACQUIRE HAROLD LEMAY ENTERPRISES

FOLSOM, CA, August 5, 2008 - Waste Connections, Inc. (NYSE: WCN) today announced that it has entered into an agreement to acquire Harold LeMay Enterprises, Incorporated (“LeMay”).  Founded in 1942, LeMay is the largest privately-owned solid waste services company in the Pacific Northwest with total annual revenue of approximately $100 million.  LeMay provides solid waste collection, recycling and transfer services, a majority of which under exclusive G Certificates for the counties of Gray’s Harbor, Lewis, Pierce and Thurston.  The transaction remains subject to customary closing conditions, including regulatory approval and receipt of local municipal consents.  Closing is expected to occur in the fourth quarter of 2008.

Waste Connections also announced that it has entered into an agreement with entities affiliated with LeMay to acquire the remaining interests in Pierce County Recycling, Composting and Disposal, LLC (“PCRCD”), a provider of solid waste disposal, transfer, recycling and composting services, which is currently a majority-owned subsidiary of Waste Connections.  Upon completion of this acquisition, PCRCD will become a wholly-owned subsidiary of Waste Connections.

“This represents the single largest acquisition for Waste Connections and solidifies our leading position in Washington.  We are extremely excited about the prospects for our combined operations,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “LeMay is one of the oldest and most respected solid waste services companies in the country.  We recognize the trust the LeMay family has placed in us to carry forward its commitments to both their employees and the communities they serve.”

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The Company serves more than 1.5 million residential, commercial and industrial customers from a network of operations in 23 states.  The Company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections’ business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) Waste Connections’ financial results are based upon estimates and assumptions that may differ from actual results; (3) efforts by labor unions could divert management attention and adversely affect operating results; (4) Waste Connections’ results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (5) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (6)  competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections’ ability to grow through acquisitions; (7)

Waste Connections’ growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (8) Waste Connections’ acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (9) Waste Connections’ decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections’ operating results; (10) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; and (11) the adoption of new accounting standards or interpretations could adversely affect Waste Connections’ financial results.  These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

CONTACT:
Waste Connections, Inc.
Worthing Jackman, (916) 608-8266
worthingj@wasteconnections.com